EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports First Quarter 2020 Results

ENGLEWOOD CLIFFS, N.J., April 30, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $6.0 million for the first quarter of 2020 compared with $20.8 million for the fourth quarter of 2019 and $11.6 million for the first quarter of 2019.  Diluted earnings per share were $0.15 for the first quarter of 2019 compared with $0.59 earned in the fourth quarter of 2019 and $0.33 earned in the first quarter of 2019. The decrease in net income and diluted earnings per share from the fourth quarter of 2019 was primarily due to an increase in provision for loan losses of $15.5 million substantially due to the economic uncertainties caused by the COVID-19 pandemic.  On January 2, 2020, the acquisition of Bancorp of New Jersey (“BNJ”) was completed and thus first quarter 2020 results reflect the operations of the combined entity.  Historical financial information includes only the operations of ConnectOne, pre-merger. Included in net income were merger expenses of $9.5 million for the first quarter of 2020, $0.9 million for the fourth quarter of 2019 and $7.6 million for the first quarter of 2019.  On a pre-tax, pre-provision and pre-merger charges basis, earnings were $32.6 million for the first quarter of 2020, $28.4 million for the fourth quarter of 2019, and $26.2 million for the first quarter of 2019.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “ConnectOne continues to navigate through this unprecedented time.  While our priorities are the safety of our employees and supporting our clients through these challenging times, we continue to execute on all our business strategies. As a technology-forward bank, our operations and teams have transitioned quickly to offering essential banking services virtually. Our business is functioning well and I’m proud of the resiliency of the ConnectOne team as we’re using the full range of our Company's banking expertise to help clients.”

“We’ve also continued to be a resource to the communities we serve by actively participating in the SBA’s Paycheck Protection Program (the “PPP”).  ConnectOne expects to fund a total of approximately $385 million in the initial PPP tranche. Additionally, there are over 1,000 new applications being processed for the second PPP tranche.  Furthermore, our FinTech subsidiary BoeFly – which connects small- to mid-sized businesses to a network of financial lenders – has participated in the PPP in a meaningful way, agenting upwards of $750 million and potentially and significantly increasing its relationships with borrowers and banking partners.”

Mr. Sorrentino added, “While our first quarter results were affected by the current economic environment, we were pleased with our strong overall financial performance notwithstanding the increase in COVID-related reserves. We’re operating ConnectOne in a disciplined manner, continue to watch credit and remain well-positioned to leverage our experience, our solid financial position and our relationship-focused banking model during this crisis.”

Operating Results

Fully taxable equivalent net interest income for the first quarter of 2020 was $55.8 million, an increase of $7.9 million, or 16.4%, from the fourth quarter of 2019, resulting primarily from an 16.3% increase in average interest-earning assets and a 5 basis-point widening of the net interest margin to 3.41% from 3.36%, both resulting largely from the BNJ acquisition. Included in net interest income were purchase accounting adjustments of $3.5 million during the first quarter of 2020 and $1.5 million during the fourth quarter of 2019.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.20% for the first quarter of 2020 and 3.26% for the fourth quarter of 2019.  The adjusted net interest contracted as a result of higher cash balances and from the BNJ acquisition.  The adjusted net interest margin contraction resulting from the BNJ acquisition was mitigated through securities portfolio restructuring and deposit rate reductions effected toward the end of the first quarter of 2020.

Noninterest income increased to $2.9 million in the first quarter of 2020 from $2.2 million in the fourth quarter of 2019 and $1.7 million in the first quarter of 2019.  The increases in noninterest income for the sequential quarter were primarily attributed to increases in net gains on equity securities of $0.2 million, increases in net gains on sale of loans held-for-sale of $0.2 million and increases in deposit, loan and other income of $0.1 million.

Noninterest expenses totaled $35.2 million for first quarter of 2020, $22.2 million for the fourth quarter of 2019 and $28.1 million for the first quarter of 2019.  Included in noninterest expenses were merger related expenses totaling $9.5 million, $0.9 million and $7.6 million, during the first quarter of 2020, fourth quarter of 2019 and first quarter of 2019, respectively.  Excluding merger-related expenses, noninterest expenses increased by $4.2 million from the fourth quarter of 2019 due primarily to increases in salaries and employee benefits of $1.7 million, occupancy and equipment expenses of $1.1 million and other expenses of $0.6 million.  These increases are primarily due to the expansion of our franchise through the BNJ acquisition and reflect approximately one-third of projected cost saves, which are estimated to be approximately 70% of BNJ’s expense base.

Income tax expense was $1.1 million for the first quarter of 2020, $6.2 million for the fourth quarter of 2019 and $2.5 million for the first quarter of 2019.  The effective tax rates for the first quarter of 2020, fourth quarter of 2019 and first quarter of 2019 were 15.1%, 23.0% and 17.6%, respectively. The decrease in the effective tax rate for the current quarter from the sequential quarter was due to a larger proportion of income from nontaxable sources.

Asset Quality

In accordance with the accounting relief provisions of the CARES Act, the Company has postponed the adoption of the current expected credit losses (“CECL”) accounting standards as permitted under regulatory guidance. Management reached this decision due to the complexities of CECL loan loss forecasting exacerbated by the quickly changing economic environment resulting from the COVID-19 pandemic.  Had the Company adopted CECL as of January 1, 2020, the increase to its allowance for loan losses for “Day 1” implementation would have ranged from $4 million to $14 million, excluding the re-allocation of an additional $8 million of non-accretable purchase credit-impaired marks.

The provision for loan losses was $16.0 million for the first quarter of 2020, $0.5 million for the fourth quarter of 2019 and $4.5 million for the first quarter of 2019.  The increase in the loan loss provision in the first quarter of 2020 was largely due to the economic uncertainties of COVID-19, including consideration of related payment deferrals requested and/or granted to date.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $62.4 million at March 31, 2020, $49.5 million at December 31, 2019 and $47.7 million at March 31, 2019. Included in nonperforming assets were taxi medallion loans totaling $23.0 million at March 31, 2020, $23.4 million at December 31, 2019 and $27.3 million at March 31, 2019.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.86% at March 31, 2020, 0.80% at December 31, 2019 and 0.79% at March 31, 2019.  Excluding the taxi medallion loans, nonaccrual loans were $39.3 million at March 31, 2020, $26.1 million at December 31, 2019 and $20.4 million at March 31, 2019, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.66%, 0.51% and 0.41%, respectively. Nonaccruals increased $13.3 million from December 31, 2019 primarily due to a commercial construction relationship of $11.4 million that is well-secured.  The annualized net loan charge-off ratio was 0.01% for the first quarter of 2020, 0.08% for the fourth quarter of 2019 and 0.21% for the first quarter of 2019. The allowance for loan losses represented 0.90%, 0.75%, and 0.74% of loans receivable as of March 31, 2020, December 31, 2019 and March 31, 2019, respectively.  The allowance, currently excludes approximately $8 million of purchase accounting credit marks that are expected to be added to the allowance once CECL is implemented, resulting in an additional 13 bps to the allowance as a percent of loans ratio. The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 137.7% as of March 31, 2020, 147.0% as of December 31, 2019 and 180.7% as of March 31, 2019.

Selected Balance Sheet Items

At March 31, 2020, the balance sheet reflected the acquisition of BNJ.  The Company’s total assets were $7.3 billion, an increase of $1.1 billion from December 31, 2019.  Loans receivable were $6.0 billion, an increase of $896 million from December 31, 2019.  The increase in total assets and loans receivable were primarily attributable to the acquisition of BNJ.  The Company’s stockholders’ equity was $854 million at March 31, 2020, an increase of $123 million from December 31, 2019. The increase in stockholders’ equity was primarily attributable to the acquisition of BNJ, which increased capital by $118 million.  As of March 31, 2020, the Company’s tangible common equity ratio and tangible book value per share were 8.96% and $15.93, respectively.  As of December 31, 2019, the tangible common equity ratio and tangible book value per share were 9.38% and $16.06, respectively. Total goodwill and other intangible assets were approximately $221 million as of March 31, 2020 and $168 million and December 31, 2019.

During the first quarter of 2020, the Bancorp repurchased approximately 55,000 shares of common stock leaving a remaining capacity of approximately 605,000 shares in the Board authorized program.  Due to the COVID-19 pandemic, the Company has suspended repurchases of common stock during the COVID-19 pandemic.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

First Quarter 2020 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on April 30, 2020 to review the Company's financial performance and operating results. The conference call dial-in number is 631-891-4304, access code 10009333. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 30, 2020 and ending on Thursday, May 7, 2020 by dialing 412-317-6671, access code 10009333. An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located across New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements
This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, as supplemented by the Company’s subsequent filings with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Emily Holtzman, MWWPR
631.742.9568; eholtzman@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	Mar 31,	December 31,	Mar 31,
	2020	2019	2019
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$59,442	$65,717	$54,520
Interest-bearing deposits with banks	223,367	135,766	118,028
Cash and cash equivalents	282,809	201,483	172,548

Securities available-for-sale	446,738	404,701	516,539
Equity securities	13,363	11,185	11,564

Loans held-for-sale	32,425	33,250	368

Loans receivable	6,009,310	5,113,527	4,972,651
Less: Allowance for loan losses	54,169	38,293	36,858
Net loans receivable	5,955,141	5,075,234	4,935,793

Investment in restricted stock, at cost	38,554	27,397	31,727
Bank premises and equipment, net	32,864	19,236	20,150
Accrued interest receivable	24,317	20,949	21,198
Bank owned life insurance	163,929	137,961	125,300
Leases	26,924	15,137	15,311
Goodwill	208,379	162,574	156,243
Core deposit intangibles	12,884	5,460	6,504
Other assets	41,000	59,465	35,731
Total assets	$7,279,327	$6,174,032	$6,048,976

LIABILITIES
Deposits:
Noninterest-bearing	$979,778	$861,728	$833,090
Interest-bearing	4,529,414	3,905,814	3,760,908
Total deposits	5,509,192	4,767,542	4,593,998
Borrowings	726,856	500,293	603,412
Leases	28,731	16,449	16,719
Subordinated debentures	128,967	128,885	128,638
Other liabilities	31,871	29,673	23,814
Total liabilities	6,425,617	5,442,842	5,366,581

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	586,946	468,571	468,571
Additional paid-in capital	21,746	21,344	16,513
Retained earnings	273,825	271,782	219,558
Treasury stock	(30,271)	(29,360)	(16,967)
Accumulated other comprehensive loss	1,464	(1,147)	(5,280)
Total stockholders' equity	853,710	731,190	682,395
Total liabilities and stockholders' equity	$7,279,327	$6,174,032	$6,048,976

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended
	3/31/2020	12/31/2019	3/31/2019
Interest income
Interest and fees on loans	$72,936	$64,833	$60,326
Interest and dividends on investment securities:
Taxable	2,066	1,700	2,942
Tax-exempt	813	824	1,127
Dividends	400	409	457
Interest on federal funds sold and other short-term investments	499	242	357
Total interest income	76,714	68,008	65,209
Interest expense
Deposits	17,212	16,272	15,351
Borrowings	4,221	4,305	4,906
Total interest expense	21,433	20,577	20,257

Net interest income	55,281	47,431	44,952
Provision for loan losses	16,000	500	4,500
Net interest income after provision for loan losses	39,281	46,931	40,452

Noninterest income
Income on bank owned life insurance	967	914	822
Net gains on sale of loans held-for-sale	393	169	19
Deposit, loan and other income	1,287	1,209	786
Net gains on equity securities	178	(46)	103
Net gains on sale of investment securities	29	-	8
Total noninterest income	2,854	2,246	1,738

Noninterest expenses
Salaries and employee benefits	14,563	12,881	11,983
Occupancy and equipment	3,471	2,380	2,495
FDIC insurance	856	795	755
Professional and consulting	1,574	1,428	1,209
Marketing and advertising	304	273	210
Data processing	1,473	1,151	1,155
Merger expenses	9,494	871	7,562
Amortization of core deposit intangible	652	340	364
Other expenses	2,671	2,078	2,329
Total noninterest expenses	35,058	22,197	28,062

Income before income tax expense	7,077	26,980	14,128
Income tax expense	1,047	6,197	2,493
Net income	$6,030	$20,783	$11,635

Earnings per common share:
Basic	$0.15	$0.59	$0.33
Diluted	0.15	0.59	0.33

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019

Selected Financial Data	(dollars in thousands)
Total assets	$7,279,327	$6,174,032	$6,161,269	$6,109,066	$6,048,976
Loans receivable:
Commercial	$1,203,818	$1,096,224	$1,079,071	$1,018,951	$1,012,930
Commercial real estate	1,981,149	1,559,354	1,551,182	1,555,542	1,483,852
Multifamily	1,762,651	1,518,400	1,513,216	1,589,340	1,608,613
Commercial construction	676,836	620,969	647,261	602,213	548,039
Residential	387,400	320,019	322,307	326,661	319,215
Consumer	1,965	3,328	2,436	2,041	4,156
Gross loans	6,013,819	5,118,294	5,115,473	5,094,748	4,976,805
Unearned net origination fees	(4,509)	(4,767)	(5,002)	(4,256)	(4,154)
Loans receivable	6,009,310	5,113,527	5,110,471	5,090,492	4,972,651
Loans held-for-sale	32,425	33,250	33,245	-	368
Total loans	$6,041,735	$5,146,777	$5,143,716	$5,090,492	$4,973,019

Investment securities	$460,101	$415,886	$437,080	$453,063	$528,103
Goodwill and other intangible assets	221,263	168,034	168,374	168,714	162,747
Deposits:
Noninterest-bearing demand	$979,778	$861,728	$828,190	$813,635	$833,090
Time deposits	1,974,400	1,553,721	1,573,736	1,623,948	1,544,247
Other interest-bearing deposits	2,555,014	2,352,093	2,349,308	2,203,560	2,216,661
Total deposits	$5,509,192	$4,767,542	$4,751,234	$4,641,143	$4,593,998

Borrowings	$726,856	$500,293	$512,456	$597,317	$603,412
Subordinated debentures (net of debt issuance costs)	128,967	128,885	128,802	128,720	128,638
Total stockholders' equity	853,710	731,190	720,160	699,224	682,395

Quarterly Average Balances
Total assets	$7,106,027	$6,084,607	$6,059,413	$6,001,669	$5,909,061
Loans receivable:
Commercial	$1,146,773	$1,085,640	$1,040,355	$1,024,617	$1,035,874
Commercial real estate (including multifamily)	3,723,991	3,074,889	3,144,978	3,088,231	3,011,692
Commercial construction	663,036	642,476	617,106	571,130	524,952
Residential	390,655	318,413	325,188	322,517	335,574
Consumer	3,007	4,165	3,525	3,252	3,397
Gross loans	5,927,462	5,125,583	5,131,152	5,009,747	4,911,489
Unearned net origination fees	(4,648)	(5,031)	(4,778)	(4,463)	(3,930)
Loans receivable	5,922,814	5,120,552	5,126,374	5,005,284	4,907,559
Loans held-for-sale	33,655	33,163	991	225	124
Total loans	$5,956,469	$5,153,715	$5,127,365	$5,005,509	$4,907,683

Investment securities	$458,642	$427,973	$448,618	$513,814	$524,394
Goodwill and other intangible assets	221,075	168,257	168,598	164,709	162,814
Deposits:
Noninterest-bearing demand	$955,358	$844,332	$810,247	$800,856	$824,115
Time deposits	1,962,714	1,533,425	1,598,378	1,551,014	1,515,249
Other interest-bearing deposits	2,660,755	2,348,752	2,300,886	2,183,384	2,236,630
Total deposits	$5,578,827	$4,726,509	$4,709,511	$4,535,254	$4,575,994

Borrowings	$477,121	$452,837	$467,230	$603,260	$486,687
Subordinated debentures (net of debt issuance costs)	128,913	128,830	128,747	128,666	128,585
Total stockholders' equity	864,241	732,173	714,002	694,978	680,168

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019

	(dollars in thousands, except for per share data)
Net interest income	$55,281	$47,431	$48,406	$45,530	$44,952
Provision for loan losses	16,000	500	2,000	1,100	4,500
Net interest income after provision for loan losses	39,281	46,931	46,406	44,430	40,452
Noninterest income
Income on bank owned life insurance	967	914	915	833	822
Net gains on sale of loans held-for-sale	393	169	278	46	19
Deposit, loan and other income	1,287	1,209	1,116	914	786
Net gains (losses) on equity securities	178	(46)	79	158	103
Net gains (losses) on sale of investment securities	29	-	(279)	(9)	8
Total noninterest income	2,854	2,246	2,109	1,942	1,738
Noninterest expenses
Salaries and employee benefits	14,563	12,881	12,449	11,822	11,983
Occupancy and equipment	3,471	2,380	2,480	2,357	2,495
FDIC insurance	856	795	(364)	825	755
Professional and consulting	1,574	1,428	1,499	1,370	1,209
Marketing and advertising	304	273	473	397	210
Data processing	1,473	1,151	1,058	1,139	1,155
Merger expenses	9,494	871	191	331	7,562
Loss on extinguishment of debt	-	-	-	1,047	-
Amortization of core deposit intangible	652	340	340	364	364
Other expenses	2,671	2,078	2,253	1,938	2,329
Total noninterest expenses	35,058	22,197	20,379	21,590	28,062

Income before income tax expense	7,077	26,980	28,136	24,782	14,128
Income tax expense	1,047	6,197	6,440	5,501	2,493
Net income	$6,030	$20,783	$21,696	$19,281	$11,635

Weighted average diluted shares outstanding	39,510,810	35,245,285	35,262,565	35,397,362	35,309,503
Diluted EPS	$0.15	$0.59	$0.61	$0.54	$0.33

Reconciliation of GAAP Earnings to Pre-tax, Pre-provision and Pre-merger charges Earnings
Net income	$6,030	$20,783	$21,696	$19,281	$11,635
Income tax expense	1,047	6,197	6,440	5,501	2,493
Merger charges	9,494	871	191	331	7,562
Provision for loan losses	16,000	500	2,000	1,100	4,500
Pre-tax, pre-provision and pre-merger charges earnings	$32,571	$28,351	$30,327	$26,213	$26,190

Return on Assets
Average assets	$7,106,027	$6,084,607	$6,059,413	$6,001,669	$5,909,061
Return on average assets	0.34%	1.36%	1.42%	1.29%	0.80%

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019

Return on Equity Measures	(dollars in thousands)
Average common equity	$864,241	$732,173	$714,002	$694,978	$680,168
Less: average intangible assets	(221,075)	(168,257)	(168,598)	(164,709)	(162,814)
Average tangible common equity	$643,166	$563,916	$545,404	$530,269	$517,354

Return on average common equity (GAAP)	2.81%	11.26%	12.06%	11.13%	6.94%
Return on average tangible common equity (non-GAAP) (1)	4.06	14.79	15.96	14.78	9.33

Efficiency Measures
Total noninterest expenses	$35,058	$22,197	$20,379	$21,590	$28,062
Amortization of core deposit intangibles	(652)	(340)	(340)	(364)	(364)
Merger expenses	(9,494)	(871)	(191)	(331)	(7,562)
FDIC small bank assessment credit	-	-	1,310	-	-
Loss on extinguishment of debt	-	-	-	(1,047)	-
Foreclosed property expense	10	8	(90)	-	1
Operating noninterest expense	$24,922	$20,994	$21,068	$19,848	$20,137

Net interest income (tax equivalent basis)	$55,781	$47,929	$48,918	$46,092	$45,523
Noninterest income	2,854	2,246	2,109	1,942	1,738
Net (gains) losses on equity securities	(178)	46	(79)	(158)	(103)
Net losses (gains) on sales of securities	(29)	-	279	9	(8)
Operating revenue	$58,428	$50,221	$51,227	$47,885	$47,150

Operating efficiency ratio (non-GAAP) (2)	42.7%	41.8%	41.1%	41.4%	42.7%

Net Interest Margin
Average interest-earning assets	$6,584,508	$5,663,538	$5,649,058	$5,607,086	$5,522,934

Net interest income (tax equivalent basis)	$55,781	$47,929	$48,918	$46,092	$45,523
Impact of purchase accounting fair value marks	(3,457)	(1,455)	(1,566)	(1,742)	(1,233)
Adjusted net interest income (tax equivalent basis)	$52,324	$46,474	$47,352	$44,350	$44,290

Net interest margin (GAAP)	3.41%	3.36%	3.44%	3.30%	3.34%
Adjusted net interest margin (non-GAAP) (3)	3.20	3.26	3.33	3.17	3.25

(1) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(2) Operating noninterest expense divided by operating revenue.
(3) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2020	2019	2019	2019	2019

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$853,710	$731,190	$720,160	$699,224	$682,395
Less: intangible assets	(221,263)	(168,034)	(168,374)	(168,714)	(162,747)
Tangible common equity	$632,447	$563,156	$551,786	$530,510	$519,648

Total assets	$7,279,327	$6,174,032	$6,161,269	$6,109,066	$6,048,976
Less: intangible assets	(221,263)	(168,034)	(168,374)	(168,714)	(162,747)
Tangible assets	$7,058,064	$6,005,998	$5,992,895	$5,940,352	$5,886,229

Common shares outstanding	39,704,921	35,072,066	35,364,845	35,352,806	35,443,933

Common equity ratio (GAAP)	11.73%	11.84%	11.69%	11.45%	11.28%
Tangible common equity ratio (non-GAAP) (4)	8.96	9.38	9.21	8.93	8.83

Regulatory capital ratios (Bancorp):
Leverage ratio	9.20%	9.54%	9.39%	9.14%	9.12%
Common equity Tier 1 risk-based ratio	9.59	9.95	9.78	9.65	9.68
Risk-based Tier 1 capital ratio	9.67	10.04	9.87	9.74	9.77
Risk-based total capital ratio	12.41	12.95	12.80	12.72	12.79

Regulatory capital ratios (Bank):
Leverage ratio	10.36%	10.81%	10.68%	10.42%	10.43%
Common equity Tier 1 risk-based ratio	10.88	11.37	11.23	11.12	11.17
Risk-based Tier 1 capital ratio	10.88	11.37	11.23	11.12	11.17
Risk-based total capital ratio	12.20	12.63	12.50	12.40	12.46

Book value per share (GAAP)	$21.50	$20.85	$20.36	$19.78	$19.25
Tangible book value per share (non-GAAP) (5)	15.93	16.06	15.60	15.01	14.66

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$115	$1,029	$964	$406	$2,676
Recoveries	(3)	(22)	(37)	(146)	(80)
Net loan charge-offs (recoveries)	$112	$1,007	$927	$260	$2,596
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.01%	0.08%	0.07%	0.02%	0.21%

Asset Quality
Nonaccrual taxi medallion loans	$23,024	$23,431	$25,802	$26,498	$27,287
Nonaccrual loans (excluding taxi medallion loans)	39,349	26,050	25,519	23,419	20,393
Other real estate owned	-	-	907	-	-
Total nonperforming assets	$62,373	$49,481	$52,228	$49,917	$47,680

Performing troubled debt restructurings	$21,293	$21,410	$19,681	$16,332	$8,191

Allowance for loan losses ("ALLL")	$54,169	$38,293	$38,771	$37,698	$36,858

Loans receivable	$6,009,310	$5,113,527	$5,110,471	$5,090,492	$4,972,651
Less: taxi medallion loans	24,575	24,977	27,353	28,054	28,911
Loans receivable (excluding taxi medallion loans)	$5,984,735	$5,088,550	$5,083,118	$5,062,438	$4,943,740

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.66%	0.51%	0.50%	0.46%	0.41%
Nonaccrual loans as a % of loans receivable	1.04	0.97	1.00	0.98	0.96
Nonperforming assets as a % of total assets	0.86	0.80	0.85	0.82	0.79
ALLL as a % of loans receivable	0.90	0.75	0.76	0.74	0.74
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	137.7	147.0	151.9	161.0	180.7
ALLL as a % of nonaccrual loans	86.8	77.4	75.5	75.5	77.3
_____________
(4) Tangible common equity divided by tangible assets.
(5) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$452,294	$3,095	2.75%	$423,857	$2,737	2.56%	$531,083	$4,369	3.34%
Loans receivable and loans held-for-sale (2) (3) (4)	5,956,469	73,220	4.94	5,153,715	65,118	5.01	4,907,683	60,597	5.01
Federal funds sold and interest-
bearing deposits with banks	148,429	499	1.35	60,705	242	1.58	57,690	357	2.51
Restricted investment in bank stock	27,316	400	5.89	25,261	409	6.42	26,478	457	7.00
Total interest-earning assets	6,584,508	77,214	4.72	5,663,538	68,506	4.80	5,522,934	65,780	4.83
Allowance for loan losses	(38,970)			(39,094)			(35,499)
Noninterest-earning assets	560,489			460,163			421,626
Total assets	$7,106,027			$6,084,607			$5,909,061

Interest-bearing liabilities:
Time deposits	1,962,714	10,371	2.13	$1,533,425	9,573	2.48	$1,515,249	8,303	2.22
Other interest-bearing deposits	2,660,755	6,841	1.03	2,348,752	6,699	1.13	2,236,630	7,048	1.28
Total interest-bearing deposits	4,623,469	17,212	1.50	3,882,177	16,272	1.66	3,751,879	15,351	1.66

Borrowings	477,121	2,352	1.98	452,837	2,431	2.13	486,687	3,024	2.52
Subordinated debentures (5)	128,913	1,834	5.72	128,830	1,839	5.66	128,585	1,845	5.82
Capital lease obligation	2,303	35	6.11	2,348	35	5.91	2,479	37	6.05
Total interest-bearing liabilities	5,231,806	21,433	1.65	4,466,192	20,577	1.83	4,369,630	20,257	1.88

Noninterest-bearing demand deposits	955,358			844,332			824,115
Other liabilities	54,622			41,910			35,148
Total noninterest-bearing liabilities	1,009,980			886,242			859,263
Stockholders' equity	864,241			732,173			680,168
Total liabilities and stockholders' equity	$7,106,027			$6,084,607			$5,909,061

Net interest income (tax equivalent basis)		55,781			47,929			45,523
Net interest spread (6)			3.07%			2.97%			2.95%

Net interest margin (7)			3.41%			3.36%			3.34%

Tax equivalent adjustment		(500)			(498)			(571)
Net interest income		$55,281			$47,431			$44,952
_____________
(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,240, $1,325, and $1,570 for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively. Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $83 for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.